CONSENT OF MESSRS. BATTLE FOWLER





     We consent to the reference to our Firm in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Avalon Capital, Inc. as filed with the Securities and Exchange Commission on December 30, 1997.


                                                     BATTLE FOWLER



New York, New York
December 30, 1997

645643.1